Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

July 29, 2010

Media Contact:

Doug Shepard

Harte-Hanks, Inc. Corporate Office

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS SECOND QUARTER RESULTS

Note: The company will host a conference call to discuss the earnings release on July 29, 2010, at 9:00 a.m. Central Time. The conference call number is (800) 988-9498 for domestic callers and (210) 234-0029 for international callers, passcode 121693. The conference call will also be audio webcast. To access the audio webcast, please go to https://e-meetings.verizonbusiness.com, conference number 3340327, passcode 121693. There will be an audio replay available shortly after the call through August 6, 2010. To access the audio replay, please call (800) 308-7853 for domestic callers and (402) 220-3838 for international callers, passcode 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section.

SAN ANTONIO, TX - July 29, 2010 - Harte-Hanks, Inc. (NYSE: HHS) today reported second quarter 2010 diluted earnings per share of $0.21 on revenues of $207.6 million. These results compare to diluted earnings per share of $0.20 on $215.7 million in revenues for the second quarter of 2009.

The following table presents financial highlights of the company’s operations for the second quarter of 2010 and 2009, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,
	2010	2009	% Change
Operating revenues	$207,609	$215,662	-3.7
Operating income	22,573	24,932	-9.5
Net income	13,416	13,058	2.7
Diluted earnings per share	$0.21	$0.20	5.0
Diluted shares (weighted average common and common equivalent shares outstanding)	64,183	63,737	0.7

For the six months ended June 30, 2010, the company’s revenues decreased 5.9% to $407.8 million and operating income increased 5.7% to $40.9 million. Diluted earnings per share for the six months ended June 30, 2010 were $0.38, compared to $0.32 for the 2009 six-month period.

Commenting on the second quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “Our quarterly revenue trends continued to improve in the second quarter, and while still down, the 3.7% decline is the lowest rate of decline we have seen since the fourth quarter of 2007. The investments we are making in Direct Marketing to deliver customer insight as part of all our engagements is proving to be very beneficial for our clients as they navigate the various marketing channels to reach customers and impact their purchasing decisions. The highlights section reflects these actions. In Shoppers, I am pleased with the progress we are making on all fronts as reflected in their financial performance for the quarter. Our account penetration initiative and digital integration efforts continue to be successful.”

Discussing the performance of individual business segments, Doug Shepard, Executive Vice President and Chief Financial Officer, said, “Direct Marketing revenues and operating income declined 3.0% and 19.1%, respectively. Three of our vertical markets experienced revenue percentage rate increases in the second quarter compared to the second quarter of 2009 and two experienced revenue percentage rate declines. Financial services and select markets verticals each increased in the mid-single digits. The retail vertical increased in the low single digits. High-tech declined in the mid-teens and our pharma/healthcare vertical declined in the low teens.

Shoppers revenue decreased 5.2% in the second quarter compared to the second quarter of 2009. This is the smallest decrease since the first quarter of 2007. Operating income improved $2.1 million in the quarter or 66.2%.”

Concluding, Franklin said, “Our customers continue to have uncertainty about the general economy due to low consumer confidence, high unemployment and a difficult California and Florida housing market. All of this makes us cautious about the next few quarters although there are encouraging signs. Our focus in Direct Marketing on multichannel direct and digital marketing, along with account penetration and digital integration at Shoppers is correct and we are executing against our plans. I am confident that our people will deliver good results.”

Selected Highlights:

•

Harte-Hanks enhanced its Postfuture® e-mail platform integrating its Social CRMx offering. With its release of Postfuture v7.1, marketers can promote products and services through the “Share With Your Network” (SWYN) function of Postfuture’s SWYNx feature. The Postfuture platform now incorporates up to nine different social sharing sites including Facebook, Twitter, LinkedIn and MySpace directly within email campaigns, so marketers can leverage the power of social networking.

•

Harte-Hanks Market Intelligence expanded its flagship product, the CI Technology Database™ (CiTDB), which now provides greater insight into technology installations, buying potential, and business demographics for more than four million locations and identifies over five million IT-specific decision makers in the United States and Canada.

•

Harte-Hanks Shoppers launched its new mobile site for PennySaverUSA.com, and began accepting ads into its printed publications via Twitter. Additional upgrades and functionality such as ad sharing, ratings and reviews were added to the company’s main site, further enhancing the user experience on the site.

•

A large multi-state health insurance company expanded the scope of its Harte-Hanks engagement to include a five-year agreement to provide contact center and print fulfillment services to support open enrollment programs.

•

A large international business equipment manufacturer has renewed Harte-Hanks’ multi-year engagement to provide insight into its customers through global data management powered by Trillium Software® and demand center solutions.

•

One of the world’s largest multinational pharmaceutical companies purchased a six-year license for Harte-Hanks Trillium Software System® to develop better insight into its data and customers across its global enterprise.

•	A major for-profit education and childcare company engaged Harte-Hanks to provide a multi-year telephone and email response management program for ongoing marketing campaigns.

•

Harte-Hanks Trillium Software System® was selected by Wales & West Utilities, a regulated gas distribution business in the United Kingdom, to assure the quality of data and information needs of 11 million records across its enterprise.

•

Harte-Hanks Trillium Software System® was selected by the National House Building Council in the United Kingdom to provide a centralized, reliable single customer view from the millions of data records it holds on registered homeowners, house builders and housing plots.

•

PennySaverUSA.com and its PowerSites® product recently won the First Annual 2010 “Show Me the Money” Innovation Award from the International Classified Media Association (ICMA) and it also won the “Best Presentation of Retail Display Advertising” award from the Association of Free Classifieds Papers.

•

Harte-Hanks won the first-ever “Vizee” Research Innovation Award from Vovici, a customer and enterprise feedback solutions provider, in recognition of how Harte-Hanks is using research in innovative ways to improve customer acquisition and retention programs.

•

Harte-Hanks won a “2010 NICE Customer Excellence Award” from NICE Systems, a leading provider of advanced customer contact analytics, in recognition of excellence in its implementation of quality assurance in managing customer service programs executed for its clients.

•

In early July, Harte-Hanks hired Charlie Simmons as executive vice president of sales for Harte-Hanks Direct Marketing. Simmons now leads all enterprise sales teams and provides guidance across the Direct Marketing division. Simmons has expertise in multichannel marketing services, information management, consulting, and print and fulfillment services. Prior to joining Harte-Hanks Direct Marketing, Simmons was senior vice president of sales at Experian Marketing Services, and he previously held senior executive management positions at Standard Register Corporation, and Dun and Bradstreet.

•

Brian Dames was promoted to the newly created position of chief marketing officer (CMO), Harte-Hanks Direct Marketing. Since first joining the company in 2007, Dames has been managing director in charge of data services and data solutions for Harte-Hanks Direct Marketing. Dames will continue to lead these groups.

•

Jeff Simpson was promoted to the new position of Senior Vice President of Marketing Strategy & Customer Insight for Harte-Hanks Direct Marketing. In his new position, Simpson leads a team to provide customer insight and marketing strategy across all vertical industries. Simpson previously led strategy within the Harte-Hanks Retail Practice, providing customer insight and marketing strategy to retailers across all touch points to optimize customer experience and value.

About Harte-Hanks®:

Harte-Hanks® is a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing helps its clients obtain insight about their customers through database and marketing analytics. Based on that insight Harte-Hanks Direct Marketing designs, implements and executes multichannel marketing programs on behalf of its clients using direct and digital communications. Harte-Hanks Shoppers is North America’s largest owner, operator, and distributor of shopper products which bring buyers and sellers together at a local level though its proven multichannel offerings, including targeted print, digital advertising, and classifieds. Its print publications are zoned into more than 950 separate editions and reach 11.5 million addresses each week in California and Florida. Shoppers also provide advertisers with PowerSites™ to help small- and medium-size businesses establish a web presence and improve lead generation, PowerClick™ SEM services, and mobile distribution of their ads and coupons. For consumers, PennySaverUSA.com™ and TheFlyer.com™ offer local online and mobile classifieds for garage sales, pets, used and new cars, real estate, as well as thousands of coupons and business listings. Visit us at http://www.PennySaverUSA.com, http://www.TheFlyer.com, and http://www.PowerSites.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation, capital resources and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business and the adverse impact of continuing economic uncertainty in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and the adverse impact of continuing uncertainty in the United States and other economies on the marketing expenditures and activities of our clients and prospects, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending and our ability to predict changes in client preferences, (3) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices, postal rates and postal delivery schedules, (11) the number of options and other equity securities that we may issue to employees, (12) market conditions and other factors that may impact the number of shares, if any, that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation including the actual outcome of our proposed settlement with Shoppers’ employee Frank Gattuso and former employee Ernest Sigala, individually and on behalf of a certified class, to settle and resolve a previously disclosed class action lawsuit filed in 2001, or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

This document may contain trademarks that are owned or licensed by Harte-Hanks, Inc. and its subsidiaries, including, without limitation, Harte-Hanks® and other names and marks. All other brand names, product names, or trademarks belong to their respective holders.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
In thousands, except per share data	2010	2009	2010	2009

Operating revenues	$207,609	$215,662	$407,788	$433,336
Operating expenses:
Labor	84,893	90,004	170,535	189,246
Production and distribution	78,496	76,732	151,500	157,159
Advertising, selling, general and administrative	15,877	16,672	33,087	32,029
Depreciation and amortization	5,770	7,322	11,777	16,212

	185,036	190,730	366,899	394,646

Operating income	22,573	24,932	40,889	38,690

Other expenses (income):
Interest expense	684	2,513	1,397	4,991
Interest income	(41)	(65)	(67)	(90)
Other, net	(18)	1,684	(359)	1,702

	625	4,132	971	6,603

Income before income taxes	21,948	20,800	39,918	32,087
Income tax expense	8,532	7,742	15,733	11,914

Net income	$13,416	$13,058	$24,185	$20,173

Basic earnings per common share	$0.21	$0.21	$0.38	$0.32

Weighted-average common shares outstanding	63,616	63,566	63,607	63,541

Diluted earnings per common share	$0.21	$0.20	$0.38	$0.32

Weighted-average common and common equivalent shares outstanding	64,183	63,737	64,141	63,665

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

	June 30,	December 31,
In thousands	2010	2009
Cash and cash equivalents	$83,833	$86,598
Total debt	$217,563	$239,688

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
In thousands	2010	2009	% Change	2010	2009	% Change

OPERATING REVENUES:
Direct Marketing	$140,926	$145,341	-3.0%	$275,421	$292,162	-5.7%
Shoppers	66,683	70,321	-5.2%	132,367	141,174	-6.2%

Total operating revenues	$207,609	$215,662	-3.7%	$407,788	$433,336	-5.9%

OPERATING INCOME:
Direct Marketing	$20,000	$24,708	-19.1%	$36,852	$43,932	-16.1%
Shoppers	5,275	3,173	66.2%	9,443	688	1272.5%
General corporate expense	(2,702)	(2,949)	8.4%	(5,406)	(5,930)	8.8%

Total operating income	$22,573	$24,932	-9.5%	$40,889	$38,690	5.7%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$4,205	$5,358	-21.5%	$8,441	$11,138	-24.2%
Shoppers	1,563	1,957	-20.1%	3,330	5,060	-34.2%
General corporate expense	2	7	-71.4%	6	14	-57.1%

Total depreciation and amortization	$5,770	$7,322	-21.2%	$11,777	$16,212	-27.4%

Reconciliation of Net Income to Free Cash Flow

	Three months ended		Six months ended
	June 30,		June 30,
In thousands	2010	2009	2010	2009
Net Income	$13,416	$13,058	$24,185	$20,173
Add: After-tax stock-based compensation (Note 1)	584	745	1,153	947
Add: depreciation and amortization	5,770	7,322	11,777	16,212
Less: capital expenditures	4,325	1,749	8,266	3,918

Free cash flow	$15,445	$19,376	$28,849	$33,414

Note 1:	Pre-tax compensation expense was $956 and $1,187 for the three months ended June 30, 2010 and 2009, respectively.

Pre-tax compensation expense was $1,906 and $1,507 for the six months ended June 30, 2010 and 2009, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended		Six months ended
	June 30,		June 30,
In thousands	2010	2009	2010	2009
Net Income	$13,416	$13,058	$24,185	$20,173
Add: Depreciation and amortization	5,770	7,322	11,777	16,212
Interest expense, net and non-operating, net	625	4,132	971	6,603
Income tax expense	8,532	7,742	15,733	11,914

EBITDA	$28,343	$32,254	$52,666	$54,902

EBITDA by Segment:
Direct Marketing	$24,205	$30,066	$45,293	$55,070
Shoppers	6,838	5,130	12,773	5,748
Corporate	(2,700)	(2,942)	(5,400)	(5,916)

	$28,343	$32,254	$52,666	$54,902

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009

Retail	26%	24%	24%	24%
Financial and Insurance Services	14%	13%	15%	13%
Technology	27%	30%	28%	30%
Healthcare and Pharmaceuticals	10%	11%	11%	12%
Other Select Markets	23%	22%	22%	21%

	100%	100%	100%	100%